AMENDMENT NO. 13 TO
AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
OF AMERICAN CENTURY INVESTMENT TRUST

THIS AMENDMENT NO. 13 TO AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST is made as of the 16th day of June, 2015, by the undersigned Trustees.

WHEREAS, the Board of Trustees have determined that it is in the best interests of the American Century Investment Trust (the “Trust”) to add an A Class of shares and a C Class of shares to the series titled Premium Money Market Fund.

NOW, THEREFORE, BE IT RESOLVED, that Schedule A of the Amended and Restated Agreement and Declaration of Trust for the Trust is hereby amended to reflect such action by deleting the text thereof in its entirety and inserting in lieu therefore the Schedule A attached hereto.

IN WITNESS WHEREOF, the Trustees do hereto set their hands as of the date first referenced above.

Trustees of the American Century Investment Trust

/s/ Tanya S. Beder	/s/ Jeremy I. Bulow
Tanya S. Beder	Jeremy I. Bulow

/s/ Ronald J. Gilson	/s/ Frederick L.A. Grauer
Ronald J. Gilson	Frederick L.A. Grauer

/s/ Peter F. Pervere	/s/ Jonathan S. Thomas
Peter F. Pervere	Jonathan S. Thomas

/s/ John B. Shoven
John B. Shoven

SCHEDULE A
American Century Investment Trust

Pursuant to Article III, Section 6, the Trustees hereby establish and designate the following Series as Series of the Trust (and the Classes thereof) with the relative rights and preferences as described in Section 6:

Series                         Class        Date of Establishment
Prime Money Market Fund                Investor        06/13/1993
A Class            06/01/1998
B Class            05/08/2002
C Class            05/01/2001

Diversified Bond Fund                    Investor        08/01/2001
Institutional        08/01/2001
A Class            08/01/2001
B Class            05/08/2002
C Class            05/08/2002
R Class            06/30/2005
R6 Class        06/28/2013

Premium Money Market Fund                Investor        08/01/2001
A Class            06/16/2015
C Class            06/16/2015

High-Yield Fund                    Investor        05/08/2002
Institutional        06/14/2004
A Class            05/08/2002
C Class            05/08/2002
R Class            06/30/2005
R6 Class        06/28/2013

Short Duration Inflation Protection Bond Fund        Investor        05/01/2005
Institutional        05/01/2005
A Class            05/01/2005
B Class            05/01/2005
C Class            05/01/2005
R Class            05/01/2005
R6 Class        06/28/2013

NT Diversified Bond Fund                Institutional        05/01/2006
R6 Class        06/28/2013

Core Plus Fund                        Investor        11/29/2006
Institutional        11/29/2006
A Class            11/29/2006
C Class            11/29/2006
R Class            11/29/2006

Short Duration Fund                    Investor        11/29/2006
Institutional        11/29/2006
A Class            11/29/2006
C Class            11/29/2006
R Class            11/29/2006
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Strategic Income Fund                    Investor        03/11/2014
Institutional        03/11/2014
A Class            03/11/2014
C Class            03/11/2014
R Class            03/11/2014
R6 Class        03/11/2014

Short Duration Strategic Income Fund            Investor        03/11/2014
Institutional        03/11/2014
A Class            03/11/2014
C Class            03/11/2014
R Class            03/11/2014
R6 Class        03/11/2014

Floating Rate Income Fund                Investor        03/11/2014
Institutional        03/11/2014
A Class            03/11/2014
C Class            03/11/2014
R Class            03/11/2014
R6 Class        03/11/2014

This Schedule A shall supersede any previously adopted Schedule A to the Declaration of Trust.

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